EXHIBIT 4.01

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                                WARRANT AGREEMENT





                                   Dated as of

                                 August 13, 1999

                                     between

                          INTERSIL HOLDING CORPORATION


                                       and


                    UNITED STATES TRUST COMPANY OF NEW YORK,



                                as Warrant Agent






                  ---------------------------------------------

                                  Warrants for
                             Class A Common Stock of
                          Intersil Holding Corporation

                  ---------------------------------------------




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                                TABLE OF CONTENTS

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                                    ARTICLE I

                                   Definitions

SECTION 1.01.  Definitions.....................................................1
SECTION 1.02.  Other Definitions...............................................5
SECTION 1.03.  Rules of Construction...........................................6

                                   ARTICLE II

                              Warrant Certificates

SECTION 2.01.  Form and Dating.................................................6
SECTION 2.02.  Execution and Countersignature..................................8
SECTION 2.03.  Certificate Register............................................9
SECTION 2.04.  Transfer and Exchange...........................................9
SECTION 2.05.  Certificated Warrants..........................................16
SECTION 2.06.  Replacement Certificates.......................................16
SECTION 2.07.  Outstanding Warrants...........................................17
SECTION 2.08.  Temporary Certificates.........................................17
SECTION 2.09.  Cancelation....................................................17
SECTION 2.10.  CUSIP Numbers..................................................17

                                   ARTICLE III

                                 Exercise Terms

SECTION 3.01.  Exercise.......................................................18
SECTION 3.02.  Exercise Periods...............................................18
SECTION 3.03.  Expiration.....................................................18
SECTION 3.04.  Manner of Exercise.............................................18
SECTION 3.05.  Issuance of Warrant Shares.....................................19
SECTION 3.06.  Fractional Warrant Shares......................................20
SECTION 3.07.  Reservation of Warrant Shares..................................20
SECTION 3.08.  Compliance with Law............................................21

                                   ARTICLE IV

                             Antidilution Provisions

SECTION 4.01.  Changes in Common Stock........................................21
SECTION 4.02.  Cash Dividends and Other
                    Distributions.............................................22
SECTION 4.03.  Common Stock Issue.............................................23
SECTION 4.04.  Issuance of Rights or Options..................................24
SECTION 4.05.  Combination; Liquidation.......................................25
SECTION 4.06.  Other Events...................................................25
SECTION 4.07.  Superseding Adjustment.........................................26
SECTION 4.08.  Minimum Adjustment.............................................26
SECTION 4.09.  Notice of Adjustment...........................................27

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SECTION 4.10.  Notice of Certain Transactions.................................27
SECTION 4.11.  Adjustment to Warrant Certificate..............................28

                                    ARTICLE V

                      Registration Rights; Indemnification

SECTION 5.01.  Effectiveness of Registration
                    Statement.................................................29
SECTION 5.02.  Suspension.....................................................30
SECTION 5.03.  Blue Sky.......................................................31
SECTION 5.04.  Accuracy of Disclosure.........................................31
SECTION 5.05.  Indemnification................................................31
SECTION 5.06.  Additional Acts................................................35
SECTION 5.07.  Expenses.......................................................36

                                   ARTICLE VI

                                  Warrant Agent

SECTION 6.01.  Appointment of Warrant Agent...................................36
SECTION 6.02.  Rights and Duties of Warrant Agent.............................36
SECTION 6.03.  Individual Rights of Warrant Agent.............................37
SECTION 6.04.  Warrant Agent's Disclaimer.....................................38
SECTION 6.05.  Compensation and Indemnity.....................................38
SECTION 6.06.  Successor Warrant Agent........................................38

                                   ARTICLE VII

                                Option Agreement

SECTION 7.01.  Option Agreement...............................................40

                                  ARTICLE VIII

                                  Miscellaneous

SECTION 8.01.  SEC Reports....................................................40
SECTION 8.02.  Persons Benefitting............................................41
SECTION 8.03.  Rights of Holders..............................................41
SECTION 8.04.  Amendment......................................................41
SECTION 8.05.  Notices........................................................42
SECTION 8.06.  Governing Law..................................................43
SECTION 8.07.  Successors.....................................................43
SECTION 8.08.  Multiple Originals.............................................43
SECTION 8.09.  Table of Contents..............................................43
SECTION 8.10.  Severability...................................................43


EXHIBIT A    Form of Face of Warrant Certificate

     WARRANT AGREEMENT dated as of August 13, 1999 (this "Agreement"), between INTERSIL HOLDING CORPORATION, a Delaware corporation (the "Company"), and UNITED STATES TRUST COMPANY OF NEW YORK, a New York banking corporation, as Warrant Agent (the "Warrant Agent").


     The Company desires to issue the warrants (the "Warrants") described herein. The Warrants will initially entitle the holders thereof (the "Holders") to purchase, in the aggregate, 5,555,560 shares of Class A Common Stock, par value $0.01 per share, of the Company ("Class A Common Stock") in connection with an offering (the "Offering") by the Company and Intersil Corporation of 200,000 units (the "Units"). Each Unit consists of (i) one 13 1/4% Senior Subordinated Note Due 2009 with a principal amount at maturity of $1,000 (a "Note") and (ii) one warrant (each, a "Warrant") to purchase 27.7778 shares of Class A Common Stock.

     The Warrants will not trade separately from the Notes until the earliest date (the "Separation Date") to occur of: (i) the commencement of a registered exchange offer for the Notes, (ii) the effective date of a shelf registration statement with respect to the Notes and (iii) such earlier date after October 12, 1999, as may be determined by the Initial Purchasers (as defined herein).

     The Company further desires the Warrant Agent to act on behalf of the Company in connection with the issuance of the Warrants as provided herein and the Warrant Agent is willing to so act.

     Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of Warrants:


                                    ARTICLE I

                                   Definitions

     SECTION 1.01. Definitions.

     "Affiliate" of any Person means (i) any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with such Person, or (ii) any other Person who is a director or executive officer (A) of such Person, (B) of any subsidiary of such

Person or (C) of any Person described in clause (i) above. For purposes hereof,
(a) "control" of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise and (b) beneficial ownership of 5% or more of the voting common equity (on a fully diluted basis) or warrants to purchase such equity (whether or not currently exercisable) of a Person shall be deemed to be in control of such Person; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Board" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board of Directors.

     "Business Day" means each day that is not a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

     "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

     "Cashless Exercise Ratio" means a fraction, the numerator of which is the excess of the Current Market Value per share of Class A Common Stock on the Exercise Date over the Exercise Price per share as of the Exercise Date and the denominator of which is the Current Market Value per share of the Class A Common Stock on the Exercise Date.

     "Certificated Warrants" means certificated Warrants in fully registered definitive form.

     "Class B Common Stock" means the $0.01 par value Class B Common Stock of the Company.

     "Combination" means an event in which the Company consolidates with, merges with or into, or sells all or substantially all of its assets to, another Person.

     "Common Stock" means the Class A Common Stock and the Class B Common
Stock".

     "Current Market Value" per share of Class A Common Stock or any other security at any date means (i) if the security is not registered under the Exchange Act, (a) the value of the security, determined in good faith by the Board and certified in a board resolution, based on the most recently completed arm's-length transaction between the Company and a Person other than an Affiliate of the Company, the closing of which shall have occurred on such date or within the six-month period preceding such date, or (b) if no such transaction shall have occurred on such date or within such six-month period, the value of the security as determined by an independent financial expert or (ii) if the security is registered under the Exchange Act, the average of the daily closing bid prices (or the equivalent in an over-the-counter market) for each Business Day during the period commencing 15 Business Days before such date and ending on the date one day prior to such date, or if the security has been registered under the Exchange Act for less than 15 consecutive Business Days before such date, then the average of the daily closing bid prices (or such equivalent) for all of the Business Days before such date for which daily closing bid prices are available; provided, however, that if the closing bid price is not determinable for at least ten Business Days in such period, the "Current Market Value" of the security shall be determined as if the security were not registered under the Exchange Act.

     "Depositary" means The Depository Trust Company, its nominees and their respective successors.

     "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

     "Exercise Date" means, for a given Warrant, the day on which such Warrant is exercised pursuant to Section 3.04.

     "Extraordinary Cash Dividend" means that portion, if any, of the aggregate amount of all dividends paid by the Company on the Common Stock in any fiscal year that exceeds $10 million.

     "Indenture" means the Indenture dated as of August 13, 1999, among Intersil Corporation, the Company, the Subsidiary Guarantors named therein and the Trustee, with respect to the Notes, as it may be amended or supplemented from time to time.

     "Initial Purchasers" means Credit Suisse First Boston Corporation, J.P. Morgan Securities Inc. and Salomon Smith Barney Inc.

     "Intersil Corporation" means Intersil Corporation, a Delaware corporation and wholly owned subsidiary of the Company.

     "Issue Date" means the date on which the Warrants are initially issued.

     "Offering Circular" means the Confidential Offering Circular dated August 6, 1999, of the Company and Intersil Corporation.

     "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer, or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Company.

     "Officers' Certificate" means a certificate signed by two Officers.

     "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Warrant Agent. Such counsel may be an employee of or counsel to the Company or the Warrant Agent.

     "Person" means any individual, corporation, partnership, joint venture, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the payment of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

     "Purchase Agreement" means the Purchase Agreement dated August 6, 1999, among Intersil Corporation, the Company, the Subsidiary Guarantors named therein and the Initial Purchasers.

     "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

     "Regulation S" means Regulation S under the Securities Act.

     "Rule 144A" means Rule 144A under the Securities Act.

     "SEC" means the Securities and Exchange Commission.

     "Securities" means the Warrants and the Warrant Shares.

     "Securities Act" means the U.S. Securities Act of 1933, as amended.

     "Transfer Restricted Securities" means the Warrants and the Class A Common Stock which may be issued to Holders upon exercise of the Warrants, whether or not such exercise has been effected. Each such security shall cease to be a Transfer Restricted Security when (i) it has been disposed of pursuant to a registration statement of the Company filed with the SEC and declared effective by the SEC that covers the disposition of such Transfer Restricted Security, (ii) it has been distributed pursuant to Rule 144 promulgated under the Securities Act (or any similar provisions under the Securities Act then in effect) or (iii) it may be resold without registration under the Securities Act, whether pursuant to Rule 144(k) under the Securities Act or otherwise.

     "Trustee" means United States Trust Company of New York, or any successor trustee under the Indenture.

     "Warrant Certificates" mean the registered certificates (including the Global Warrants) issued by the Company under this Agreement representing the Warrants.

     "Warrant Custodian" means the custodian with respect to a Global Warrant (as appointed by the Depositary) or any successor person thereto and shall initially be the Warrant Agent.

     "Warrant Shares" mean the shares of Class A Common Stock (and any other securities) for which the Warrants are exercisable or which have been issued upon exercise of Warrants.

     SECTION 1.02. Other Definitions.

                                                                   Defined in
                Term                                                 Section
                ----                                               ----------

"Agreement"........................................................ Recitals
"Agent Members"....................................................  2.01(b)
"Cashless Exercise"................................................  3.04
"Certificate Register".............................................  2.03
"Common Shelf Registration Statement"..............................  5.01
"Class A Common Stock".............................................  Recitals
"Company".......................................................... Recitals
"Definitive Warrant"...............................................  2.01(c)
"Exercise Price"...................................................  3.01
"Expiration Date"..................................................  3.02(b)
"Global Warrant"...................................................  2.01(a)
"Holders".......................................................... Recitals
"Indemnified Parties"..............................................  5.05(a)
"Offering"......................................................... Recitals
"Registration Statement"...........................................  5.01
"Separability Legend"..............................................  2.04(e)
"Separation Date".................................................. Recitals
"Stock Transfer Agent".............................................  3.05
"Successor Company"................................................  4.05(a)
"Units"............................................................ Recitals
"Warrant".......................................................... Recitals
"Warrant Agent".................................................... Recitals
"Warrant Shelf Registration Statement".............................  5.01

     SECTION 1.03. Rules of Construction. Unless the text otherwise requires:

     (i) a defined term has the meaning assigned to it;

     (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

     (iii) "or" is not exclusive;

     (iv) "including" means including, without limitation; and

     (v) words in the singular include the plural and words in the plural include the singular.


                                   ARTICLE II

                              Warrant Certificates

     SECTION 2.01. Form and Dating. The Warrants shall be offered and sold by the Company pursuant to the Purchase Agreement. Each Warrant shall initially be issued as part of a Unit consisting of one Note and one Warrant. Prior to the Separation Date, the Warrants may not be transferred or exchanged separately from, but may be transferred or exchanged only together with, the Notes attached to such Warrants. Prior to the Separation Date, the transfer agent for the Notes shall act as transfer agent ("Note Transfer Agent") for both the Warrants and the Notes. Any request for transfer of a Warrant prior to the Separation Date made to the Note Transfer Agent shall be accompanied by the Note attached thereto and the Note Transfer Agent will not execute any such transfer without such Note attached thereto. Such Warrant and Note will be duly endorsed and accompanied by a written instrument of transfer in form satisfactory to the Company, duly executed by the Holder thereof or the Holder's attorneys duly authorized in writing. In the event of the commencement of a registered exchange offer for the Notes or the effectiveness of a shelf registration statement with respect to the Notes, the Company shall provide notice to the Note Transfer Agent and the Warrant Agent of the Separation Date not less than two Business Days prior to such date and the Company will cause the Note Transfer Agent to notify the Depositary of such date. In the event of a determination by the Initial Purchasers to separate the Warrants and the Notes, the Company shall promptly, but in no event later than the next following Business Day after receiving notice of such determination, provide notice to the Note Transfer Agent and the Warrant Agent of the Separation Date and cause the Note Transfer Agent to notify the Depositary of such date. In acting as the transfer agent for the Warrants prior to the Separation Date, the Note Transfer Agent shall be entitled to all the rights, privileges and immunities to which the Warrant Agent is entitled in performing such role pursuant to the terms of this Agreement.

     (a) Global Warrants. Warrants offered and sold to a QIB in reliance on Rule 144A, as provided in the Purchase Agreement, shall be issued initially in the form of one or more permanent Global Warrants in definitive, fully registered form with the Global securities legend and restricted securities legend set forth in Exhibit A hereto (each, a "Global Warrant"), which shall be deposited on behalf of the Initial Purchasers with, subject to the first paragraph of this
Section 2.01, the Warrant Agent, as custodian for the Depositary (or with such other custodian as the Depositary may direct), and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and countersigned by the Warrant Agent as hereinafter provided. The number of Warrants represented by the Global Warrant may from time to time be increased or decreased by adjustments made on the records of the Warrant Agent and the Depositary or its nominee as hereinafter provided.

     (b) Book-Entry Provisions. (i) This Section 2.01(b) shall apply only to a Global Warrant deposited with or on behalf of the Depositary.

     The Company shall execute and the Warrant Agent shall, in accordance with
Section 2.02, countersign and deliver initially one or more Global Warrants that
(a) shall be registered in the name of the Depositary for such Global Warrant or Global Warrants or the nominee of the Depositary and (b) shall be delivered by the Warrant Agent to the Depositary or pursuant to the Depositary's instructions or held by the Warrant Agent as custodian for the Depositary.

     (ii) Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Agreement with respect to any Global Warrant held on their behalf by the Depositary or by the Warrant Agent as the custodian of the Depositary or under such Global Warrant, and the Depositary may be treated by the Company, the Warrant Agent and any agent of the Company or the Warrant Agent as the absolute owner of such Global Warrant for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Warrant Agent or any agent of the Company or the Warrant Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Warrant.

     (c) Certificated Securities. Except as provided in this Section 2.01 or
Section 2.03 or 2.04, owners of beneficial interests in Global Warrants will not be entitled to receive physical delivery of certificated Warrants. Warrants offered and sold in reliance on Regulation S under the Securities Act ("Regulation S"), as provided in the Purchase Agreement, will be issued initially in the form of individual certificates in definitive, fully registered form and with the restricted securities legend set forth in Exhibit A hereto (each, a "Definitive Warrant"); provided, however, that upon transfer of any such Definitive Warrant to a QIB in accordance with the provisions of this Agreement, such Definitive Warrant will be exchanged for an interest in a Global Warrant pursuant to the provisions of Section 2.04.

     SECTION 2.02. Execution and Countersignature. Two Officers shall sign the Warrant Certificates for the Company by manual or facsimile signature.

     If an Officer whose signature is on a Warrant Certificate no longer holds that office at the time the Warrant Agent countersigns the Warrant Certificate, the Warrants evidenced by such Warrant Certificate shall be valid nevertheless.

     The Warrant Agent shall initially countersign and deliver Warrant Certificates entitling the Holders thereof to purchase in the aggregate not more than 5,555,560 Warrant Shares upon a written order of the Company signed by two Officers of the Company.

     The Warrant Agent may appoint an agent reasonably acceptable to the Company to countersign the Warrant Certificates. Unless limited by the terms of such appointment, such agent may countersign Warrant Certificates whenever the Warrant Agent may do so. Each reference in this Agreement to countersignature by the Warrant Agent includes countersignature by such agent. Such agent will have the same rights as the Warrant Agent for service of notices and demands.

     At any time and from time to time after the execution of this Agreement, the Warrant Agent or an agent reasonably acceptable to the Company shall upon receipt of a written order of the Company signed by two Officers of the Company manually countersign for original issue a Warrant Certificate evidencing the number of Warrants specified in such order; provided that the Warrant Agent shall be entitled to receive an Officers' Certificate and an Opinion of Counsel of the Company that it may reasonably request in connection with such countersignature of Warrants. Such order shall specify the number of Warrants to be evidenced on the Warrant Certificate to be countersigned, the date on which such Warrant Certificate is to be countersigned and the number of Warrants then authorized.

     The Warrants evidenced by a Warrant Certificate shall not be valid until an authorized signatory of the Warrant Agent or its agent as provided above manually countersigns the Warrant Certificate. The signature shall be conclusive evidence that the Warrant Certificate has been countersigned under this Agreement.

     SECTION 2.03. Certificate Register. The Warrant Agent shall keep a register ("Certificate Register") of the Warrant Certificates and of their transfer and exchange. The Certificate Register shall show the names and addresses of the respective Holders and the date and number of Warrants evidenced on the face of each of the Warrant Certificates. The Company and the Warrant Agent may deem and treat the Person in whose name a Warrant Certificate is registered as the absolute owner of such Warrant Certificate for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by notice to the contrary.

     SECTION 2.04. Transfer and Exchange. (a) Transfer and Exchange of Definitive Warrants. When Definitive Warrants are presented to the Warrant Agent with a request:

     (x) to register the transfer of such Definitive Warrants; or

     (y) to exchange such Definitive Warrants for an equal number of Definitive Warrants of other authorized denominations;

the Warrant Agent shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Warrants surrendered for transfer or exchange:

     (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Warrant Agent, duly executed by the Holder thereof or his attorney duly authorized in writing; and

     (ii) if being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.04(b) or pursuant to clause (A), (B) or (C) below, shall be accompanied by the following additional information and documents, as applicable:

          (A) if such Definitive Warrants are being delivered to the Warrant Agent by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse of the Warrant); or

          (B) if such Definitive Warrants are being transferred to the Company, a certification to that effect (in the form set forth on the reverse of the Warrant); or

          (C) if such Definitive Warrants are being transferred (w) pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 under the Securities Act; or (x) in reliance on another exemption from the registration requirements of the Securities Act: (1) a certification to that effect (in the form set forth on the reverse of the Warrant) and (2) if the Company or Warrant Agent so requests, an opinion of counsel or other evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the legend set forth in
     Section 2.04(e)(i).

     (b) Restrictions on Transfer of a Definitive Warrant for a Beneficial Interest in a Global Warrant. A Definitive Warrant may not be exchanged for a beneficial interest in a Global Warrant except upon satisfaction of the requirements set forth below. Upon receipt by the Warrant Agent of a Definitive Warrant, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Warrant Agent, together with:

     (i) certification, in the form set forth on the reverse of the Warrant, that such Definitive Warrant is being transferred to a QIB in accordance with Rule 144A; and

     (ii) written instructions directing the Warrant Agent to make an adjustment on its books and records with respect to such Global Warrant to reflect an increase in the aggregate number of the Warrants represented by the Global Warrant, such instructions to contain information regarding the Depositary account to be credited with such increase;

then the Warrant Agent shall cancel such Definitive Warrant and cause, in accordance with the standing instructions and procedures existing between the Depositary and the Warrant Agent, the aggregate number of Warrants represented by the Global Warrant to be increased by the aggregate number of Definitive Warrants to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Warrant equal to the number of Definitive Warrants so canceled. If no Global Warrants are then outstanding, the Company shall execute and the Warrant Agent shall countersign and deliver, upon written order of the Company in the form of an Officers' Certificate, a new Global Warrant in the appropriate number.

     (c) Transfer and Exchange of Global Warrants. (i) The transfer and exchange of Global Warrants or beneficial interests therein shall be effected through the Depositary, in accordance with this Agreement (including applicable restrictions on transfer set forth herein) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Warrant shall deliver to the Warrant Agent a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in the Global Warrant. The Warrant Agent shall, in accordance with such instructions instruct the Depositary to credit to the account of the Person specified in such instructions a beneficial interest in the Global Warrant and to debit the account of the Person making the transfer the beneficial interest in the Global Warrant being transferred.

     (ii) Notwithstanding any other provisions of this Agreement (other than the provisions set forth in Section 2.05), a Global Warrant may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

     (iii) In the event that a Global Warrant is exchanged for Warrants in definitive registered form pursuant to Section 2.05 or Section 2.08, prior to the effectiveness of a Warrant Shelf Registration Statement with respect to such Warrants, such Warrants may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.04 (including the certification requirements set forth on the reverse of the Warrants intended to ensure that such transfers comply with Rule 144A or Regulation S, as the case may be) and such other procedures as may from time to time be adopted by the Company.

     (d) Transfer of a Beneficial Interest in a Global Warrant for a Definitive Warrant. (i) Upon the transfer of a beneficial interest in a Global Warrant pursuant to Regulation S, subject to Section 2.04(e)(iii), the interest being transferred in the Global Warrant may not continue to be held in book-entry form through the Depositary, will be exchanged for a Definitive Warrant only and will require the delivery by the transferee of a transfer certificate substantially in the form of the certifications set forth on the reverse of the Warrants.

     (ii) Definitive Warrants issued in exchange for a beneficial interest in a Global Warrant pursuant to this Section 2.04(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its participants or indirect participants or otherwise, shall instruct the Warrant Agent. The Warrant Agent shall deliver such Warrants to the persons in whose names such Warrants are so registered in accordance with the instructions of the Depositary.

     (e) Legend. (i) Except as permitted by the following paragraphs (ii) and
(iii), and to the extent permitted by applicable law, each Warrant certificate evidencing the Global Warrants and Definitive Warrants (and all Warrants and Warrant Shares issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

     "THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. HEDGING TRANSACTIONS INVOLVING THE UNITS OR THE WARRANTS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

     THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY
     (I) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (V) TO THE ISSUER, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (B) THE HOLDER

     WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. THE WARRANT EVIDENCED BY THIS CERTIFICATE AND THE SECURITIES TO BE ISSUED UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND THE WARRANT MAY NOT BE EXERCISED BY OR ON BEHALF OF ANY U.S. PERSON UNLESS REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE."

     Each Definitive Warrant will also bear the following legend:

     "IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE WARRANT AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH WARRANT AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS."

     Each Warrant Certificate issued prior to the Separation Date will also bear the following legend (the "Separability Legend"):

     "THE WARRANTS EVIDENCED BY THIS CERTIFICATE WERE INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS, EACH OF WHICH CONSISTS OF ONE 13 1/4% SENIOR SUBORDINATED NOTE DUE 2009 OF INTERSIL CORPORATION WITH A PRINCIPAL AMOUNT OF $1,000 (A "NOTE") AND ONE WARRANT. THE NOTES AND WARRANTS WILL NOT TRADE SEPARATELY UNTIL THE EARLIEST OF (I) THE COMMENCEMENT OF A REGISTERED EXCHANGE OFFER FOR THE NOTES, (II) THE EFFECTIVENESS OF A SHELF REGISTRATION STATEMENT WITH RESPECT TO THE NOTES AND (III) SUCH EARLIER DATE AFTER OCTOBER 12, 1999, AS THE INITIAL PURCHASERS MAY DETERMINE."

     (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Warrant) pursuant to Rule 144 under the Securities Act:

          (A) in the case of any Transfer Restricted Security that is a Definitive Warrant, the Warrant Agent shall permit the Holder thereof to exchange such Transfer Restricted Security for a certificated Warrant that does not bear the legends set forth above (other than the Separability Legend) and rescind any restriction on the transfer of such Transfer Restricted Security; and

          (B) in the case of any Transfer Restricted Security that is represented by a Global Warrant, the Warrant Agent shall permit the Holder thereof to exchange such Transfer Restricted Security for a certificated Warrant that does not bear the legends set forth above (other than the Separability Legend) and rescind any restriction on the transfer of such Transfer Restricted Security, if the Holder certifies in writing to the Warrant Agent that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Warrant).

     (iii) After a transfer of any Warrants during the period of the effectiveness of a Warrant Shelf Registration Statement with respect to such Warrants, all requirements pertaining to legends on such Warrant (other than the Separability Legend) will cease to apply, the requirements requiring any such Warrant issued to certain Holders to be issued in global form will cease to apply, and a certificated Warrant without legends (other than the Separability Legend) will be available to the transferee of the Holder of such Warrants upon exchange of such transferring Holder's certificated Warrant or directions to transfer such Holder's interest in the Global Warrant, as applicable.

     (iv) On or after the Separation Date, the Holder of a Warrant Certificate containing a Separability Legend may surrender such Warrant Certificate accompanied by a written application to the Warrant Agent, duly executed by the Holder thereof, for a new Warrant Certificate or certificates not containing the Separability Legend.

     (f) Cancelation or Adjustment of Global Warrant. At such time as all beneficial interests in a Global Warrant have been exchanged for certificated Warrants, redeemed, repurchased or canceled, such Global Warrant shall be returned to the Depositary for cancelation or retained and canceled by the Warrant Agent. At any time prior to such cancelation, if any beneficial interest in a Global Warrant is exchanged for certificated Warrants, redeemed, repur-chased or canceled, the number of Warrants represented by such Global Warrant shall be reduced and an adjustment shall be made on the books and records of the Warrant Agent (if it is then the Warrant Custodian for such Global Warrant) with respect to such Global Warrant, by the Warrant Agent, to reflect such reduction.

     (g) Obligations with Respect to Transfers and Exchanges of Warrants. (i) To permit registrations of transfers and exchanges, the Company shall execute and the Warrant Agent shall countersign certificated Warrants, Definitive Warrants and Global Warrants as required pursuant to the provisions of Section 2.02 and this Section 2.04.

     (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith.

     (iii) Prior to the due presentation for registration of transfer of any Warrant, the Company and the Warrant Agent may deem and treat the Person in whose name a Warrant is registered as the absolute owner of such Warrant, and neither the Company nor the Warrant Agent shall be affected by notice to the contrary.

     (iv) All Warrants issued upon any transfer or exchange pursuant to the terms of this Agreement shall be the valid obligations of the Company, entitled to the same benefits under this Agreement as the Warrants surrendered upon such transfer or exchange.

     (h) No Obligation of the Warrant Agent. (i) The Warrant Agent shall have no responsibility or obligation to any beneficial owner of a Global Warrant, a member of, or a participant in the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Warrants or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice or the payment of any amount, under or with respect to such Warrants. All notices and communications to be given to the Holders and all payments to be made to Holders under the Warrants shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Warrant). The rights of beneficial owners in any Global Warrant shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Warrant Agent may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

     (ii) The Warrant Agent shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Agreement or under applicable law with respect to any transfer of any interest in any Warrant (including any transfers between or among the Depositary participants, members or beneficial owners in any Global Warrant) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Agreement, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

     (i) No Registration of Transfer. The Company shall not, and shall cause the Warrant Agent not to, register any transfer of Warrants or Warrant Shares not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption from registration.

     SECTION 2.05. Certificated Warrants. (a) A Global Warrant deposited with the Depositary or with the Warrant Agent as custodian for the Depositary pursuant to Section 2.01 shall be transferred to the beneficial owners thereof in the form of certificated Warrants in a number equal to the number of Warrants represented by such Global Warrant, in exchange for such Global Warrant, only if such transfer complies with Section 2.04 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as depositary for such Global Warrant or if at any time the Depositary ceases to be a "clearing agency" registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 days of such notice or (ii) the Company, in its sole discretion, notifies the Warrant Agent in writing that it elects to cause the issuance of Certificated Warrants under this Agreement.

     (b) Any Global Warrant that is transferable to the beneficial owners thereof pursuant to this Section shall be surrendered by the Depositary to the Warrant Agent, to be so transferred, in whole or from time to time in part, without charge, and the Warrant Agent shall countersign and deliver, upon such transfer of each portion of such Global Warrant, an equal number of Certificated Warrants. Any certificated Warrant delivered in exchange for an interest in the Global Warrant shall, except as otherwise provided by Section 2.04(g), bear the restricted securities legend set forth in Section 2.04(e) hereto.

     (c) Subject to the provisions of Section 2.05(b), the registered Holder of a Global Warrant may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Agreement or the Warrants.

     (d) In the event of the occurrence of either of the events specified in
Section 2.05(a), the Company will promptly make available to the Warrant Agent a reasonable supply of Certificated Warrants in definitive, fully registered form Warrants.

     SECTION 2.06. Replacement Certificates. If a mutilated Warrant Certificate is surrendered to the Warrant Agent or if the Holder of a Warrant Certificate claims that the Warrant Certificate has been lost, destroyed or wrong fully taken, the Company shall issue and the Warrant Agent shall countersign a replacement Warrant Certificate if the reasonable requirements of the Warrant Agent and of Section 8-405 of the Uniform Commercial Code as in effect in the State of New York are met. If required by the Warrant

Agent or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Warrant Agent to protect the Company and the Warrant Agent from any loss which either of them may suffer if a Warrant Certificate is replaced. The Company and the Warrant Agent may charge the Holder for their expenses in replacing a Warrant Certificate. Every replacement Warrant Certificate evidences an additional obligation of the Company.

     SECTION 2.07. Outstanding Warrants. Warrants outstanding at any time are all Warrants evidenced on all Warrant Certificates authenticated by the Warrant Agent except for those canceled by it and those delivered to it for cancelation. A Warrant does not cease to be outstanding because an Affiliate of the Company holds the Warrant. A Warrant ceases to be outstanding if the Company holds the Warrant.

     If a Warrant Certificate is replaced pursuant to Section 2.06, the Warrants evidenced thereby cease to be outstanding unless the Warrant Agent and the Company receive proof satisfactory to them that the replaced Warrant Certificate is held by a bona fide purchaser.

     SECTION 2.08. Temporary Certificates. Until definitive Warrant Certificates are ready for delivery, the Company may prepare and the Warrant Agent shall countersign temporary Warrant Certificates. Temporary Warrant Certificates shall be substantially in the form of definitive Warrant Certificates but may have variations that the Company considers appropriate for temporary Warrant Certificates. Without unreasonable delay following the occurrence of either of the events specified in Section 2.05(a), the Company shall prepare and the Warrant Agent shall countersign definitive Warrant Certificates and deliver them in exchange for temporary Warrant Certificates.

     SECTION 2.09. Cancelation. (a) In the event the Company shall purchase or otherwise acquire Certificated Warrants, the same shall thereupon be delivered to the Warrant Agent for cancelation.

     (b) The Warrant Agent and no one else shall cancel and destroy all Warrant Certificates surrendered for transfer, exchange, replacement, exercise or cancelation and deliver a certificate of such destruction to the Company unless the Company directs the Warrant Agent to deliver canceled Warrant Certificates to the Company. The Company may not issue new Warrant Certificates to replace Warrant Certificates to the extent they evidence Warrants which have been exercised or Warrants which the Company has purchased or otherwise acquired.

     SECTION 2.10. CUSIP Numbers. The Company in issuing the Warrants may use "CUSIP" numbers (if then generally in use) and, if so, the Warrant Agent shall use "CUSIP" numbers in notices as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Warrant Certificates or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Warrant Certificates.


                                   ARTICLE III

                                 Exercise Terms

     SECTION 3.01. Exercise. Each Warrant shall initially entitle the Holder thereof, subject to adjustment pursuant to the terms of this Agreement, to purchase 27.7778 shares of Class A Common Stock. The exercise price (the "Exercise Price") of each Warrant is $0.001 per share.

     SECTION 3.02. Exercise Periods. (a) Subject to the terms and conditions set forth herein, the Warrants shall be exercisable at any time and from time to time on any Business Day after the first anniversary of the Issue Date; provided, however, that holders of Warrants will be able to exercise their Warrants only if (i) the Common Shelf Registration Statement relating to the Warrant Shares is effective or (ii) the exercise of such Warrants is exempt from the registration requirements of the Securities Act, and the Warrant Shares are qualified for sale or exempt from qualification under the applicable securities laws of the states or other jurisdictions in which such holders reside.

     (b) No Warrant shall be exercisable after August 15, 2009 (the "Expiration Date").

     SECTION 3.03. Expiration. A Warrant shall terminate and become void as of the earlier of (i) the close of business on the Expiration Date or (ii) the date such Warrant is exercised. The Company shall give notice not less than 90, and not more than 120, days prior to the Expiration Date to the Holders of all then outstanding Warrants to the effect that the Warrants will terminate and become void as of the close of business on the Expiration Date; provided, however, that if the Company fails to give notice as provided in this Section 3.03, the Warrants will nevertheless expire and become void on the Expiration Date.

     SECTION 3.04. Manner of Exercise. Warrants may be exercised upon (i) surrender to the Warrant Agent at the office of the Warrant Agent of the related Warrant Certificate, together with the form of election attached thereto to purchase Class A Common Stock on the reverse thereof duly filled in and signed by the Holder thereof and (ii) payment to the Warrant Agent, for the account of the

Company, of the Exercise Price for each Warrant Share or other security issuable upon the exercise of such Warrants then exercised. Such payment shall be made
(i) in cash or by certified or official bank check payable to the order of the Company or by wire transfer of funds to an account designated by the Company for such purpose or (ii) without the payment of cash, by reducing the number of shares of Common Stock obtainable upon the exercise of a Warrant and payment of the Exercise Price in cash so as to yield a number of shares of Common Stock upon the exercise of such Warrant equal to the product of (a) the number of shares of Common Stock issuable as of the Exercise Date upon the exercise of such Warrant (if payment of the Exercise Price were being made in cash) and (b) the Cashless Exercise Ratio. An exercise of a Warrant in accordance with the immediately preceding sentence is herein called a "Cashless Exercise". Upon surrender of a Warrant Certificate representing more than one Warrant in connection with the holder's option to elect a Cashless Exercise, the number of shares of Common Stock deliverable upon a Cashless Exercise shall be equal to the number of shares of Common Stock issuable upon the exercise of Warrants that the holder specifies are to be exercised pursuant to a Cashless Exercise multiplied by the Cashless Exercise Ratio. All provisions of this Agreement shall be applicable with respect to a surrender of a Warrant Certificate pursuant to a Cashless Exercise for less than the full number of Warrants represented thereby. Subject to Section 3.02, the rights represented by the Warrants shall be exercisable at the election of the Holders thereof either in full at any time or from time to time in part and in the event that a Warrant Certificate is surrendered for exercise of less than all the Warrants represented by such Warrant Certificate at any time prior to the Expiration Date, a new Warrant Certificate representing the remaining Warrants shall be issued. The Warrant Agent shall countersign and deliver the required new Warrant Certificates, and the Company, at the Warrant Agent's request, shall supply the Warrant Agent with Warrant Certificates duly signed on behalf of the Company for such purpose.

     SECTION 3.05. Issuance of Warrant Shares. Subject to Section 2.06, upon the surrender of Warrant Certificates and payment of the per share Exercise Price, as set forth in Section 3.04, the Company shall issue and cause the Warrant Agent or, if appointed, a transfer agent for the Common Stock ("Stock Transfer Agent") to countersign and deliver to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of such Warrants or other securities or property to which it is entitled, registered or otherwise, to the Person or Persons entitled to receive the same (including any depositary institution so designated by a Holder), together with cash as provided in

Section 3.06 in respect of any fractional Warrant Shares otherwise issuable upon such exercise. Such certificate or certificates shall be deemed to have been issued and any Person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrant Certificates and payment of the per share Exercise Price, as aforesaid; provided, however, that if, at such date, the transfer books for the Warrant Shares shall be closed, the certificates for the Warrant Shares in respect of which such Warrants are then exercised shall be issuable as of the date on which such books shall next be opened and until such date the Company shall be under no duty to deliver any certificates for such Warrant Shares; provided further, however, that such transfer books, unless otherwise required by law, shall not be closed at any one time for a period longer than 20 calendar days.

     SECTION 3.06. Fractional Warrant Shares. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be exercised in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of Warrant Shares which may be purchasable pursuant thereto. If any fraction of a Warrant Share would, except for the provisions of this Section 3.06, be issuable upon the exercise of any Warrant (or specified portion thereof), the Company shall pay an amount in cash equal to the Current Market Value per Warrant Share, as determined on the day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction, computed to the nearest whole cent.

     SECTION 3.07. Reservation of Warrant Shares. The Company shall at all times keep reserved out of its authorized shares of Class A Common Stock a number of shares of Class A Common Stock sufficient to provide for the exercise of all outstanding Warrants. The registrar for the Class A Common Stock (the "Registrar") shall at all times until the Expiration Date reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Stock Transfer Agent. The Company will supply such Stock Transfer Agent with duly executed stock certificates for such purpose and will itself provide or otherwise make available any cash which may be payable as provided in Section 3.06. The Company will furnish to such Stock Transfer Agent a copy of all notices of adjustments (and certificates related thereto) transmitted to each Holder.

     Before taking any action which would cause an adjustment pursuant to
Article IV to reduce the Exercise Price below the then par value (if any) of the Common Stock, the Company shall take any and all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Class A Common Stock at the Exercise Price as so adjusted.

     The Company covenants that all Warrant Shares which may be issued upon exercise of Warrants shall, upon issue, be fully paid, nonassessable, free of preemptive rights, free from all taxes and free from all liens, charges and security interests with respect to the issue thereof.

     SECTION 3.08. Compliance with Law. (a) Notwithstanding anything in this Agreement to the contrary, in no event shall a Holder be entitled to exercise a Warrant unless (i) a registration statement filed under the Securities Act in respect of the issuance of the Warrant Shares is then effective or (ii) in the opinion of counsel to the Company addressed to the Warrant Agent the exercise of such Warrants is exempt from the registration requirements of the Securities Act and such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states or other jurisdictions in which such Holders reside.

     (b) If any shares of Class A Common Stock required to be reserved for purposes of the exercise of Warrants require, under any other Federal or state law or applicable governing rule or regulation of any national securities exchange, registration with or approval of any governmental authority, or listing on any such national securities exchange before such shares may be issued upon exercise, the Company will cause such shares to be duly registered or approved by such governmental authority or listed on the relevant national securities exchange, as the case may be.


                                   ARTICLE IV

                             Antidilution Provisions

     SECTION 4.01. Changes in Common Stock. In the event that at any time and from time to time the Company shall (i) pay a dividend or make a distribution on the Common Stock in shares of Common Stock or other shares of Capital Stock,
(ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) increase or decrease the number of shares of Class A Common Stock outstanding by reclassification of its Common Stock, then the number of shares of Class A Common Stock issuable upon exercise of each Warrant immediately after the happening of such event shall be adjusted so that, after giving effect to such adjustment, the Holder of each Warrant shall be entitled to receive the number of shares of Class A Common Stock upon exercise of such Warrant that such Holder would have owned or have been entitled to receive had such Warrants been exercised immediately prior to the happening of the events described above (or, in the case of a dividend or distribution of Common Stock, immediately prior to the record date therefor). An adjustment made pursuant to this Section 4.01 shall become effective immediately after the distribution date, retroactive to the record date therefor in the case of a dividend or distribution in shares of Common Stock or other shares of Capital Stock, and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

     SECTION 4.02. Cash Dividends and Other Distributions. In the event that at any time and from time to time the Company shall distribute to all holders of Common Stock (i) any dividend or other distribution (including any dividend or distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of cash, evidences of its indebtedness, shares of its Capital Stock or any other properties or securities or (ii) any options, warrants or other rights to subscribe for or purchase any of the foregoing (other than, in the case of clause (i) and (ii) above, (A) any dividend or distribution described in Section 4.01, (B) any rights, options, warrants or securities described in Section 4.03 or Section 4.04 and (C) any cash dividends or other cash distributions from current or retained earnings other than Extraordinary Cash Dividends), then the number of shares of Class A Common Stock issuable upon the exercise of each Warrant immediately prior to such record date for any such dividend or distribution shall be increased to a number determined by multiplying the number of shares of Class A Common Stock issuable upon the exercise of such Warrant immediately prior to such record date for any such dividend or distribution by a fraction, the numerator of which shall be the Current Market Value per share of Class A Common Stock on the record date for such dividend or distribution, and the denominator of which shall be such Current Market Value per share of Class A Common Stock less the sum of (x) the amount of cash, if any, distributed per share of Common Stock and
(y) the then fair value (as determined in good faith by the Board, whose determination shall be evidenced by a board resolution filed with the Warrant Agent, a copy of which will be sent to Holders upon request) of the portion, if any, of the distribution applicable to one share of Class A Common Stock consisting of evidences of indebtedness, shares of stock, securities, other property, warrants, options or subscription or purchase rights; and subject to
Section 4.08, the Exercise Price shall be adjusted to a number determined by dividing the Exercise Price immediately prior to such record date by the above fraction. Such adjustments shall be made, and shall only become effective, whenever any dividend or distribution is made; provided, however, that the Company is not required to make an adjustment pursuant to this Section 4.02 if at the time of such distribution the Company makes the same distribution to Holders of Warrants as it makes to holders of Common Stock pro rata based on the number of shares of Class A Common Stock for which such Warrants are exercisable (whether or not currently exercisable). No adjustment shall be made pursuant to this Section
4.02 which shall have the effect of decreasing the number of shares of Common Stock issuable upon exercise of each Warrant or increasing the Exercise Price.

     SECTION 4.03. Common Stock Issue. In the event that at any time or from time to time the Company shall issue shares of Common Stock for a consideration per share that is less than the Current Market Value per share of Common Stock as of the issuance date of such shares, the number of shares of Class A Common Stock issuable upon the exercise of each Warrant immediately after such issuance date shall be determined by multiplying the number of shares of Class A Common Stock issuable upon exercise of each Warrant immediately prior to such issuance date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately preceding the issuance of such shares plus the number of additional shares of Common Stock to be issued in such transaction, and the denominator of which shall be the number of shares of Common Stock outstanding immediately preceding the date for the issuance of such shares plus the total number of shares of Common Stock which the aggregate consideration expected to be received by the Company upon the issuance of such shares (as determined in good faith by the Board, whose determination shall be evidenced by a board resolution filed with the Warrant Agent, a copy of which will be sent to Holders upon request) would purchase at the Current Market Value per share of Common Stock as of the date of such issuance; and, subject to
Section 4.08, in the event of any such adjustment, the Exercise Price shall be adjusted to a number determined by dividing the Exercise Price immediately prior to such date of issuance by the aforementioned fraction; provided, however, that no adjustment to the number of Warrant Shares issuable upon the exercise of the Warrants or to the Exercise Price shall be made as a result of (i) the issuance of shares of Common Stock in bona fide public offerings that are underwritten or in which a placement agent is retained by the Company, (ii) the issuance of shares of Class A Common Stock upon conversion of Class B Common Stock and the issuance of shares of Class B Common Stock upon conversion of Class A Common Stock, in each case as provided in the Certificate of Incorporation of the Company as in effect on the Issue Date, (iii) the issuance of shares of Common Stock (including the exercise of options) to officers, directors or employees of the Company, (iv) the issuance of shares of Common Stock in connection with acquisitions of products and businesses other than to Affiliates of the Company and (v) the issuance of shares of Common Stock upon the conversion, exchange or exercise of convertible, exchangeable or exercisable securities of the Company outstanding on the Issue Date. Such adjustment shall be made, and shall only become effective, whenever such shares are issued. No adjustment shall be made pursuant to this Section 4.03 which shall have the effect of decreasing the number of shares of Class A Common Stock issuable upon exercise of each Warrant or increasing the Exercise Price.

     SECTION 4.04. Issuance of Rights or Options. In the event that at any time or from time to time the Company shall issue to all holders of Common Stock (i) rights, options or warrants to acquire (provided, however, that no adjustment shall be made under Section 4.03 or 4.04 upon the exercise of such rights, options or warrants), or (ii) securities convertible or exchangeable into (provided, however, that no adjustment shall be made under Section 4.03 or 4.04 upon the conversion or exchange of such securities (other than issuances specified in (i) or (ii) which are made as the result of anti-dilution adjustments in such securities)), Common Stock entitling the holders thereof to subscribe for or purchase shares of Common Stock at a price per share that is less than the Current Market Value per share of Common Stock in effect immediately prior to such issuance other than in connection with the adoption of a shareholder rights plan by the Company, the number of shares of Class A Common Stock issuable upon the exercise of each Warrant immediately after such issuance shall be determined by multiplying the number of shares of Class A Common Stock issuable upon exercise of each Warrant immediately prior to such issuance by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, options, warrants or securities plus the number of additional shares of Common Stock offered for subscription or purchase or into which such securities are convertible or exchangeable, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, options, warrants or securities plus the total number of shares of Common Stock which the aggregate consideration expected to be received by the Company upon the exercise, conversion or exchange of such rights, options, warrants or securities (as determined in good faith by the Board, whose determination shall be evidenced by a board resolution filed with the Warrant Agent, a copy of which will be sent to Holders upon request) would purchase at the Current Market Value per share of Common Stock as of the record date; and, subject to Section 4.08, in the event of any such adjustment, the Exercise Price shall be adjusted to a number determined by dividing the Exercise Price immediately prior to such date of issuance by the aforementioned fraction. Such adjustment shall be made, and shall only become effective, whenever such rights, options, warrants or securities are issued. No adjustment shall be made pursuant to this
Section 4.04 which shall have the effect of decreasing the number of shares of Class A Common Stock issuable upon exercise of each Warrant or increasing the Exercise Price.

     SECTION 4.05. Combination; Liquidation. (a) Except as provided in Section 4.05(b), in the event of a Combination, each Holder shall have the right to receive upon exercise of the Warrants the kind and amount of shares of Capital Stock or other securities or property which such Holder would have been entitled to receive upon completion of or as a result of such Combination had such Warrant been exercised immediately prior to such event or to the relevant record date for any such entitlement. Unless paragraph (b) is applicable to a Combination, the Company shall provide that the surviving or acquiring Person (the "Successor Company") in such Combination will enter into an agreement with the Warrant Agent confirming the Holders' rights pursuant to this Section 4.05(a) and providing for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article IV. The provisions of this Section 4.05(a) shall similarly apply to successive Combinations involving any Successor Company.

     (b) In the event of (i) a Combination where consideration to the holders of Class A Common Stock in exchange for their shares is payable solely in cash or
(ii) the dissolution, liquidation or winding-up of the Company, the Holders of the Warrants shall be entitled to receive, upon surrender of their Warrant Certificates, such cash distributions on an equal basis with the holders of Class A Common Stock or other securities issuable upon exercise of the Warrants, as if the Warrants had been exercised immediately prior to such event, less the Exercise Price.

     In the event of any Combination described in this Section 4.05(b), the surviving or acquiring Person and, in the event of any dissolution, liquidation or winding-up of the Company, the Company, shall deposit promptly with the Warrant Agent the funds, if any, necessary to pay the Holders of the Warrants the amounts to which they are entitled as described above. After such funds and the surrendered Warrant Certificates are received, the Warrant Agent shall make payment to the Holders by delivering a check in such amount as is appropriate (or, in the case of consideration other than cash, such other consideration as is appropriate) to such Person or Persons as it may be directed in writing by the Holders surrendering such Warrants.

     SECTION 4.06. Other Events. If any event occurs as to which the foregoing provisions of this Article IV are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board, fairly and adequately protect the purchase rights of the Warrants in accordance with the essential intent and principles of such provisions, then such Board shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of such Board, to protect such purchase rights as aforesaid, but in no event shall any such adjustment have the effect of increasing the Exercise Price or decreasing the number of shares of Class A Common Stock issuable upon exercise of the Warrants.

     SECTION 4.07. Superseding Adjustment. Upon the expiration of any rights, options, warrants or conversion or exchange privileges which resulted in adjustments pursuant to this Article IV, if any thereof shall not have been exercised, the number of Warrant Shares issuable upon the exercise of each Warrant shall be readjusted pursuant to the applicable section of Article IV as if (i) the only shares of Common Stock issuable upon exercise of such rights, options, warrants, conversion or exchange privileges were the shares of Common Stock, if any, actually issued upon the exercise of such rights, options, warrants or conversion or exchange privileges and (ii) shares of Common Stock actually issued, if any, were issuable for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants or conversion or exchange privileges whether or not exercised and the Exercise Price shall be readjusted inversely; provided, however, that no such readjustment (except by reason of an intervening adjustment under Section 4.01) shall have the effect of decreasing the number of Warrant Shares issuable upon the exercise of each Warrant or increasing the Exercise Price by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale or grant of such rights, options, warrants or conversion or exchange privileges.

     SECTION 4.08. Minimum Adjustment. The adjustments required by the preceding sections of this Article IV shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the Exercise Price or the number of shares of Class A Common Stock issuable upon exercise of the Warrants that would otherwise be required shall be made unless and until such adjustment either by itself or with other adjustments not previously made increases or decreases by at least 1% the Exercise Price or the number of shares of Class A Common Stock issuable upon exercise of the Warrants immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment, together with other adjustments required by this

Article IV and not previously made, would result in a minimum adjustment. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence. In computing adjustments under this Article IV, fractional interests in Common Stock shall be taken into account to the nearest one-hundredth of a share.

     SECTION 4.09. Notice of Adjustment. Whenever the Exercise Price or the number of shares of Class A Common Stock and other property, if any, issuable upon exercise of the Warrants is adjusted, as herein provided, the Company shall deliver to the Warrant Agent a certificate of a firm of independent accountants selected by the Board (who may be the regular accountants employed by the Company) setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which (i) the Board determined the then fair value of any evidences of indebtedness, other securities or property or warrants, options or other subscription or purchase rights and (ii) the Current Market Value of the Common Stock was determined, if either of such determinations were required), and specifying the Exercise Price and the number of shares of Class A Common Stock issuable upon exercise of the Warrants after giving effect to such adjustment. The Company shall promptly cause the Warrant Agent to mail a copy of such certificate to each Holder in accordance with Section 8.05. The Warrant Agent shall be entitled to rely on such certificate and shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same from time to time, to any Holder desiring an inspection thereof during reasonable business hours. The Warrant Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist which may require any adjustment of the Exercise Price or the number of shares of Class A Common Stock or other stock or property issuable on exercise of the Warrants, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment or the validity or value of any shares of Common Stock, evidences of indebtedness, warrants, options, or other securities or property.

     SECTION 4.10. Notice of Certain Transactions. In the event that the Company shall propose to (a) pay any dividend payable in securities of any class to the holders of its Common Stock or to make any other non-cash dividend or distribution to the holders of its Common Stock, (b) offer the holders of its Common Stock rights to subscribe for or to purchase any securities convertible into shares of Common Stock or shares of stock of any class or any other securities, rights or options, (c) issue any (i) shares of Common Stock, (ii) rights, options or warrants entitling the holders thereof to subscribe for shares of

Common Stock or (iii) securities convertible into or exchangeable or exercisable for Common Stock (in the case of (i), (ii) and (iii), if such issuance or adjustment would result in an adjustment hereunder), (d) effect any capital reorganization, reclassification, consolidation or merger, (e) effect the voluntary or involuntary dissolution, liquidation or winding-up of the Company or (f) make a tender offer or exchange offer with respect to the Common Stock, the Company shall within five days after any such action or offer send to the Warrant Agent a notice and the Warrant Agent shall within five days after receipt thereof send the Holders a notice (in such form as shall be furnished to the Warrant Agent by the Company) of such proposed action or offer. Such notice shall be mailed by the Warrant Agent to the Holders at their addresses as they appear in the Certificate Register, which shall specify the record date for the purposes of such dividend, distribution or rights, or the date such issuance or event is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and shall briefly indicate the effect, if any, of such action on the Common Stock and on the number and kind of any other shares of stock and on other property, if any, and the number of shares of Class A Common Stock and other property, if any, issuable upon exercise of each Warrant and the Exercise Price after giving effect to any adjustment pursuant to Article IV which will be required as a result of such action. Such notice shall be given as promptly as possible and (x) in the case of any action covered by clause (a) or (b) above, at least 10 days prior to the record date for determining holders of the Common Stock for purposes of such action or (y) in the case of any other such action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be the earlier.

     SECTION 4.11. Adjustment to Warrant Certificate. The form of Warrant Certificate need not be changed because of any adjustment made pursuant to this
Article IV, and Warrant Certificates issued after such adjustment may state the same Exercise Price and the same number of shares of Class A Common Stock issuable upon exercise of the Warrants as are stated in the Warrant Certificates initially issued pursuant to this Agreement. The Company, however, may at any time in its sole discretion make any change in the form of Warrant Certificate that it may deem appropriate to give effect to such adjustments and that does not affect the substance of the Warrant Certificate, and any Warrant Certificate thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.

                                    ARTICLE V

                      Registration Rights; Indemnification

     SECTION 5.01. Effectiveness of Registration Statement. Subject to Section 5.02, the Company shall cause to be filed pursuant to Rule 415 (or any successor provision) of the Securities Act not later than 90 days after the Issue Date, a shelf registration statement relating to the offer and sale of the Warrants by the Holders from time to time in accordance with the methods of distribution elected by such holders and set forth in such registration statement (the "Warrant Shelf Registration Statement"), and shall use its best efforts to cause the Warrant Shelf Registration Statement to be declared effective under the Securities Act on or before 150 days after the Issue Date and a shelf registration statement covering the issuance of Warrant Shares to the Holders upon exercise of the Warrants by the Holders thereof (the "Common Shelf Registration Statement", and together with the Warrant Shelf Registration Statement, the "Registration Statements") and shall use its best efforts to cause the Common Shelf Registration Statement to be declared effective on or before 365 days after the Issue Date. The Company shall use its best efforts to cause (a) the Warrant Shelf Registration Statement to remain effective until the earliest of (i) such time as all Warrants have been sold thereunder, (ii) two years after its effective date and (iii) until all Warrants can be sold without restriction under the Securities Act and (b) the Common Shelf Registration Statement to remain effective until the earlier of (i) such time as all Warrants have been exercised and (ii) the Expiration Date. In connection with any Registration Statement, (i) the Company shall furnish to the Warrant Agent, prior to the filing with the Commission, a copy of any Registration Statement, and each amendment thereof and each amendment or supplement, if any, to the prospectus included therein and shall use its reasonable best efforts to reflect in each such document, when filed with the Commission, such comments as the Warrant Agent may reasonably propose, (ii) the Company shall furnish to each Holder, without charge, at least one copy of any Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits thereto (including those incorporated by reference), (iii) the Company shall, for so long as any Registration Statement is effective, deliver to each Holder, without charge, as many copies of the prospectus (including each preliminary prospectus) included in such Registration Statement and any amendment or supplement thereto as such Holder may reasonably request, and the Company consents to the proper use of the prospectus therein and any amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Warrants or the Warrant Shares, as the case may be, covered by such prospectus and any amendment or supplement thereto, (iv) the Company may require each Holder of Warrants to be sold pursuant to the Warrant Shelf Registration Statement or to be exercised in connection with the Common Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of such Warrants or Warrant Shares as the Company may from time to time reasonably request for inclusion in such Registration Statement, (v) the Company shall, if requested, promptly incorporate in a prospectus supplement or post-effective amendment to such Registration Statement such information as a majority in interest of the Holders reasonably agree should be included therein and shall make all required filings of such prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such prospectus supplement or post-effective amendment, (vi) the Company shall enter into such agreements (including underwriting agreements) as are appropriate, customary and reasonably necessary in connection with any such Registration Statement and (vii) the Company shall (A) make available all material customary for reasonable due diligence examinations in connection with such Registration Statements, (B) make such representations and warranties to the Holders of Warrants and the underwriters, if any, as are customary and reasonable in connection with such Registration Statements, (C) obtain such opinions of counsel to the Company addressed to and reasonably satisfactory to the Holders as are customary and reasonable in connection with such Registration Statements and (D) obtain such "comfort" letters and updates thereof from the independent certified public accountants of the Company addressed to the Holders as are customary and reasonable in connection with such Registration Statements. The Company will furnish the Warrant Agent with current prospectuses meeting the requirements of the Securities Act in sufficient quantity to permit the Warrant Agent to deliver, at the Company's expense, a prospectus to each holder of a Warrant upon the exercise thereof. The Company shall promptly inform the Warrant Agent of any change in the status of the effectiveness or availability of any Registration Statement.

     SECTION 5.02. Suspension. During any consecutive 365-day period, the Company shall be entitled to suspend the availability of each of the Warrant Shelf Registration Statement and the Common Shelf Registration Statement for up to two 45 consecutive-day periods (except for the 45 consecutive-day period immediately prior to the Expiration Date) if the Company's Board determines in the exercise of its reasonable judgment that there is a valid business purpose for such suspension and provides notice that such determination was made to the Holders of the Warrants; provided, however, that in no event shall the Company be required to disclose the business purpose for such suspension if the Company determines in good faith that such business purpose must remain confidential.

     SECTION 5.03. Blue Sky. The Company shall use its best efforts to register or qualify the Warrants and the Warrant Shares under all applicable securities laws, blue sky laws or similar laws of all jurisdictions in the United States and Canada in which any holder of Warrants may or may be deemed to purchase Warrants or Warrant Shares upon the exercise of Warrants and shall use its best efforts to maintain such registration or qualification for so long as it is required to cause the Warrant Shelf Registration Statement (in the case of the Warrants) and the Common Shelf Registration Statement (in the case of the Warrant Shares) to remain effective under the Securities Act pursuant to Section 5.01; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 5.03 or to take any action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject.

     SECTION 5.04. Accuracy of Disclosure. The Company represents and warrants to each Holder and agrees for the benefit of each Holder that (i) each of the Warrant Shelf Registration Statement and the Common Shelf Registration Statement and any amendment thereto will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading and (ii) each of the prospectus furnished to such Holder for delivery in connection with the sale of Warrants and the prospectus delivered to such Holder upon the exercise of Warrants and the documents incorporated by reference therein will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company shall have no liability under clauses (i) or (ii) of this Section 5.04 with respect to any such untrue statement or omission made in any Registration Statement in reliance upon and in conformity with information furnished to the Company by or on behalf of the Holders specifically for inclusion therein.

     SECTION 5.05. Indemnification. (a) In connection with any Registration Statement, the Company agrees to indemnify and hold harmless each Holder of the Securities, and each person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act (each Holder and such controlling persons being referred to collectively as the "Indemnified Parties") from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of the Securities) to which each Indemnified Party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a Registration Statement, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse, as incurred, the Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that (i) the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a Registration Statement in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein and (ii) with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus relating to a Registration Statement, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Holder from whom the person asserting any such losses, claims, damages or liabilities purchased the Securities concerned, to the extent that a prospectus relating to such Securities was required to be delivered by such Holder under the Securities Act in connection with such purchase and any such loss, claim, damage or liability of such Holder results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Securities to such person, a copy of the final prospectus if the Company had previously furnished copies thereof to such Holder; provided further, however, that this indemnity agreement will be in addition to any liability which the Company may otherwise have to such Indemnified Party. The Company shall also indemnify underwriters, selling brokers, dealer-managers and similar securities industry professionals participating in the distribution (in each case as described in the Registration Statement), their officers and directors and each person who controls such persons within the meaning of the Securities Act or the Exchange Act to the same extent as provided above with respect to the indemnification of the Holders of the Securities if requested by such Holders.

     (b) In connection with any Registration Statement, each Holder of the Securities, severally and not jointly, will indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (and the directors, officers, agents and employees of the Company and any such controlling person) from and against any losses, claims, damages or liabilities or any actions in respect thereof (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of the Securities) to which the Company or any such controlling person (or the directors, officers, agents and employees of the Company and any such controlling person) may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a Registration Statement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein; and, subject to the limitation set forth immediately preceding this clause, shall reimburse, as incurred, the Company for any legal or other expenses reasonably incurred by the Company or any such controlling person (or the directors, officers, agents and employees of the Company and any such controlling person) in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability which such Holder may otherwise have to the Company or any of its controlling persons.

     (c) Promptly after receipt by an indemnified party under this Section 5.05 of notice of the commencement of any action or proceeding (including a governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 5.05, notify the indemnifying party of the commencement thereof; but the failure to so notify the indemnifying party will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above (except to the extent that it is prejudiced or harmed in any material respect by failure to give such prompt notice). In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, act as both counsel to the indemnified and indemnifying parties in such action if, in the reasonable opinion of both counsel to the indemnified party and the indemnifying party, a conflict exists which makes such joint representation not advisable), and after notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof the indemnifying party will not be liable to such indemnified party under this Section 5.05 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof. No indemnifying party shall, without the prior written consent of the indemnified party, not to be unreasonably withheld, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action. No indemnifying party shall be liable for any amounts paid in settlement of any action or claim without its written consent, which consent shall not be unreasonably withheld.

     (d) If the indemnification provided for in this Section 5.05 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) or
(b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the Registration Statement, or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Holder or such other indemnified person, as the case may be, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding any other provision of this Section 5.05(d), the Holders of the Securities shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such Holders from the sale of the Warrants pursuant to the Warrant Shelf Registration Statement or the Warrant Shares pursuant to the Common Shelf Registration Statement exceeds the amount of damages which such Holders have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls such indemnified party within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such indemnified party and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Company.

     (e) The agreements contained in this Section 5.05 shall survive the sale of the Securities pursuant to the Registration Statements and shall remain in full force and effect, regardless of any termination or cancelation of this Agreement or any investigation made by or on behalf of any indemnified party.

     SECTION 5.06. Additional Acts. If the sale of Warrants or the issuance or sale of any Class A Common Stock or other securities issuable upon the exercise of the Warrants requires registration or approval of any governmental authority (other than the registration requirements under the Securities Act), or the taking of any other action under the laws of the United States or any political subdivision thereof before such securities may be validly offered or sold in compliance with such laws, then the Company covenants that it will, in good faith and as expeditiously as reasonably possible, use its reasonable best efforts to secure and maintain such registration or approval or to take such other action, as the case may be. The Company shall promptly notify the Warrant Agent in writing when (i) the Company has obtained all such governmental approvals and authorizations and (ii) such approvals and authorizations thereafter cease to be in effect.

     SECTION 5.07. Expenses. All expenses incident to the Company's performance of or compliance with its obligations under this Article V will be borne by the Company, including without limitation: (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all reasonable fees and expenses incurred in connection with the compliance with state securities or blue sky laws, (iii) all expenses of any Persons incurred by or on behalf of the Company in preparing or assisting in preparing, printing and distributing the Warrant Shelf Registration Statement, the Common Shelf Registration Statement or any other registration statement, prospectus, any amendments or supplements thereto and other documents relating to the performance of and compliance with this Article V, (iv) the fees and disbursements of the Warrant Agent as agreed, (v) the fees and disbursements of counsel for the Company and the Warrant Agent as agreed and (vi) the fees and disbursements of the independent public accountants of the Company, including the expenses of any special audits or comfort letters required by or incident to such performance and compliance.


                                   ARTICLE VI

                                  Warrant Agent

     SECTION 6.01. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the provisions of this Agreement and the Warrant Agent hereby accepts such appointment.

     SECTION 6.02. Rights and Duties of Warrant Agent. (a) Agent for the Company. In acting under this Warrant Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship or agency or trust for or with any of the holders of Warrant Certificates or beneficial owners of Warrants.

     (b) Counsel. The Warrant Agent may consult with counsel satisfactory to it (who may be counsel to the Company), and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice of such counsel.

     (c) Documents. The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any Warrant Certificate, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

     (d) No Implied Obligations. The Warrant Agent shall be obligated to perform only such duties as are specifically set forth herein and in the Warrant Certificates, and no implied duties or obligations of the Warrant Agent shall be read into this Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder which may tend to involve it in any expense or liability for which it does not receive indemnity if such indemnity is reasonably requested. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any of the Warrant Certificates countersigned by the Warrant Agent and delivered by it to the Holders or on behalf of the Holders pursuant to this Agreement or for the application by the Company of the proceeds of the Warrants. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in the Warrant Certificates or in the case of the receipt of any written demand from a Holder with respect to such default, including any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise.

     (e) Not Responsible for Adjustments or Validity of Stock. The Warrant Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist that may require an adjustment of the number of shares of Common Stock issuable upon exercise of each Warrant or the Exercise Price, or with respect to the nature or extent of any adjustment when made, or with respect to the method employed, or herein or in any supplemental agreement provided to be employed, in making the same. The Warrant Agent shall not be accountable with respect to the validity or value of any shares of Common Stock or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or upon any adjustment pursuant to Article IV, and it makes no representation with respect thereto. The Warrant Agent shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Common Stock or stock certificates upon the surrender of any Warrant Certificate for the purpose of exercise or upon any adjustment pursuant to Article IV, or to comply with any of the covenants of the Company contained in Article IV.

     SECTION 6.03. Individual Rights of Warrant Agent. The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or its affiliates or become pecuniarily interested in transactions in which the Company or its affiliates may be interested, or contract with or lend money to the Company or its affiliates or otherwise act as fully and freely as though it were not the Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

     SECTION 6.04. Warrant Agent's Disclaimer. The Warrant Agent shall not be responsible for and makes no representation as to the validity or adequacy of this Agreement or the Warrant Certificates and it shall not be responsible for any statement in this Agreement or the Warrant Certificates other than its countersignature thereon.

     SECTION 6.05. Compensation and Indemnity. The Company agrees to pay the Warrant Agent from time to time reasonable compensation for its services as agreed and to reimburse the Warrant Agent upon request for all reasonable out-of-pocket expenses incurred by it, including the reasonable compensation and expenses of the Warrant Agent's agents and counsel as agreed. The Company shall indemnify the Warrant Agent, its officers, directors, agents and counsel against any loss, liability or expense (including reasonable agents' and attorneys' fees and expenses) incurred by it without negligence or bad faith on its part arising out of or in connection with the acceptance or performance of its duties under this Agreement. The Warrant Agent shall notify the Company promptly of any claim for which it may seek indemnity. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Warrant Agent through wilful misconduct, negligence or bad faith. The Company's payment obligations pursuant to this Section 6.05 shall survive the termination of this Agreement.

     To secure the Company's payment obligations under this Agreement, the Warrant Agent shall have a lien prior to the Holders on all money or property held or collected by the Warrant Agent.

     SECTION 6.06. Successor Warrant Agent. (a) The Company To Provide and Maintain Warrant Agent. The Company agrees for the benefit of the Holders that there shall at all times be a Warrant Agent hereunder until all the Warrants have been exercised or are no longer exercisable.

     (b) Resignation and Removal. The Warrant Agent may at any time resign by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective; provided, however, that such date shall not be less than 60 days after the date on which such notice is given unless the Company otherwise agrees. The Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the date when it shall become effective, which date shall not be less than 60 days after such notice is given unless the Warrant Agent otherwise agrees. Any removal under this Section 6.06 shall take effect upon the appointment by the Company as hereinafter provided of a successor Warrant Agent (which shall be a bank or trust company authorized under the laws of the jurisdiction of its organization to exercise corporate trust powers) and the acceptance of such appointment by such successor Warrant Agent.

     (c) The Company To Appoint Successor. In the event that at any time the Warrant Agent shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or shall commence a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or under any other applicable U.S. Federal or state bankruptcy, insolvency or similar law or shall consent to the appointment of or taking possession by a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Warrant Agent or its property or affairs, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take corporate action in furtherance of any such action, or a decree or order for relief by a court having jurisdiction in the premises shall have been entered in respect of the Warrant Agent in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or similar law, or a decree or order by a court having jurisdiction in the premises shall have been entered for the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator (or similar official) of the Warrant Agent or of its property or affairs, or any public officer shall take charge or control of the Warrant Agent or of its property or affairs for the purpose of rehabilitation, conservation, winding up or liquidation, a successor Warrant Agent, qualified as aforesaid, shall be appointed by the Company by an instrument in writing, filed with the successor Warrant Agent. Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by the successor Warrant Agent of such appointment, the Warrant Agent shall cease to be Warrant Agent hereunder; provided, however, that in the event of the resignation of the Warrant Agent under this subsection (c), such resignation shall be effective on the earlier of (i) the date specified in the Warrant Agent's notice of resignation and (ii) the appointment and acceptance of a successor Warrant Agent hereunder.

     (d) Successor To Expressly Assume Duties. Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the rights and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor, as Warrant Agent hereunder.

     (e) Successor by Merger. Any corporation into which the Warrant Agent hereunder may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation to which the Warrant Agent shall sell or otherwise transfer all or substantially all of its assets and business; provided, however, that it shall be qualified as aforesaid, shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.


                                   ARTICLE VII

                                Option Agreement

     SECTION 7.01. Option Agreement. The Company shall cause Intersil Corporation to enter into an option agreement (the "Option Agreement") with Intersil Prism, LLC or any other entity which has the option to purchase assets of Intersil Corporation as described in the offering circular for the Units under "The Transactions-Option Agreement". The Option Agreement shall provide that prior to consummating the transactions contemplated by the Option Agreement, Intersil Prism LLC or such holder of such option shall have offered to the Holders of the Warrants and the Warrant Shares the right and opportunity to participate in the purchase of such assets upon payment of their pro rata share of the option purchase price (including any extension price) and the option exercise price.


                                  ARTICLE VIII

                                  Miscellaneous

     SECTION 8.01. SEC Reports. The Company shall file with the Warrant Agent for the benefit of the Holders of Warrants, within 15 days after it files them with the SEC, copies of its annual and quarterly reports and other information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC (to the extent the SEC will accept such filings) and provide the Warrant Agent and Holders with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections.

     SECTION 8.02. Persons Benefitting. Nothing in this Agreement is intended or shall be construed to confer upon any Person other than the Company, the Warrant Agent and the Holders any right, remedy or claim under or by reason of this Agreement or any part hereof.

     SECTION 8.03. Rights of Holders. Holders of unexercised Warrants are not entitled to (i) receive dividends or other distributions, (ii) receive notice of or vote at any meeting of the stockholders, (iii) consent to any action of the stockholders, (iv) receive notice of any other proceedings of the Company, (v) exercise any preemptive right or (vi) exercise any other rights whatsoever as stockholders of the Company.

     SECTION 8.04. Amendment. This Agreement may be amended by the parties hereto without the consent of any Holder for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein or adding or changing any other provisions with respect to matters or questions arising under this Agreement as the Company and the Warrant Agent may deem necessary or desirable (including without limitation any addition or modification to provide for compliance with the transfer restrictions set forth herein); provided, however, that such action shall not adversely affect the rights of any of the Holders. Any amendment or supplement to this Agreement that has an adverse effect on the interests of the Holders shall require the written consent of the Holders of a majority of the then outstanding Warrants. The consent of each Holder affected shall be required for any amendment pursuant to which the Exercise Price would be increased or the number of Warrant Shares issuable upon exercise of Warrants would be decreased (other than pursuant to adjustments provided herein). In determining whether the Holders of the required number of Warrants have concurred in any direction, waiver or consent, Warrants owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Warrant Agent shall be protected in relying on any such direction, waiver or consent, only Warrants which the Warrant Agent knows are so owned shall be so disregarded. Also, subject to the foregoing, only Warrants outstanding at the time shall be considered in any such determination.

     SECTION 8.05. Notices. Any notice or communication shall be in writing and delivered in Person or mailed by first-class mail addressed as follows:

                  if to the Company:

                           Intersil Holding Corporation
                           2401 Palm Bay Road Northeast
                           Palm Bay, FL 32905
                           Telephone:  (407) 724-7000
                           Facsimile:  (407) 729-5392

                           Attention:   General Counsel

                  with a copy to:

                           Dechert Price & Rhoads
                           4000 Bell Atlantic Tower
                           1717 Arch Street
                           Philadelphia, PA 19103-2793
                           Telephone: (215) 994-4000
                           Facsimile: (215) 994-2222

                           Attention:  Christopher G. Karras, Esq.

                  if to the Warrant Agent:

                           United States Trust Company of New York
                           114 West 47th Street, 25th Floor
                           New York, NY 10036
                           Telephone:  (212) 852-1614
                           Facsimile:  (212) 852-1626

                           Attention:  Corporate Trust Department

                  with a copy to:

                           Carter, Ledyard & Milburn
                           2 Wall Street
                           New York, NY 10005
                           Telephone: (212) 944-7711
                           Facsimile: (212) 732-3232

                           Attention:  Bertil Nordin, Esq.

     The Company or the Warrant Agent by notice to the other may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder's address as it appears on the Certificate Register and shall be sufficiently given if so mailed within the time prescribed.

     Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

     SECTION 8.06. Governing Law. The laws of the State of New York shall govern this Agreement and the Warrant Certificates.

     SECTION 8.07. Successors. All agreements of the Company in this Agreement and the Warrant Certificates shall bind its successors. All agreements of the Warrant Agent in this Agreement shall bind its successors.

     SECTION 8.08. Multiple Originals. The parties may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Agreement.

     SECTION 8.09. Table of Contents. The table of contents and headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

     SECTION 8.10. Severability. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.

     IN WITNESS WHEREOF, the parties have caused this Warrant Agreement to be duly executed as of the date first written above.


                                    INTERSIL HOLDING CORPORATION,

                                       by /s/ Gregory L. Williams
                                          -------------------------------
                                          Gregory L. Williams
                                          Chief Executive Officer


                                    UNITED STATES TRUST COMPANY OF
                                    NEW YORK, as Warrant Agent,

                                      by /s/ Gerard F. Ganey
                                         -------------------------------
                                         Gerard F. Ganey
                                         Senior Vice President

                                                                       EXHIBIT A


                      [FORM OF FACE OF WARRANT CERTIFICATE]

                              [Separability Legend]

     THE WARRANTS EVIDENCED BY THIS CERTIFICATE WERE INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS, EACH OF WHICH CONSISTS OF ONE 13 1/4% SENIOR SUBORDINATED NOTE DUE 2009 OF INTERSIL CORPORATION WITH A PRINCIPAL AMOUNT OF $1,000 (A "NOTE") AND ONE WARRANT. THE NOTES AND WARRANTS WILL NOT TRADE SEPARATELY UNTIL THE EARLIEST OF (I) THE COMMENCEMENT OF A REGISTERED EXCHANGE OFFER FOR THE NOTES, (II) THE EFFECTIVENESS OF A SHELF REGISTRATION STATEMENT WITH RESPECT TO THE NOTES AND (III) SUCH DATE AFTER OCTOBER 12, 1999, AS THE INITIAL PURCHASERS MAY DETERMINE.

                         [Restricted Securities Legend]

     THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A
TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. HEDGING TRANSACTIONS INVOLVING THE UNITS OR THE WARRANTS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

     THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES
ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH
(IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. THE WARRANT EVIDENCED BY THIS CERTIFICATE AND THE SECURITIES TO BE ISSUED UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND THE WARRANT MAY NOT BE EXERCISED BY OR ON BEHALF OF ANY U.S. PERSON UNLESS REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

                          [Definitive Warrants Legend]

     [IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE WARRANT AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH WARRANT AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.](1)

                           [Global Securities Legend]

     [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("THE DEPOSITARY"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE

-----------
(1) To be included only if the Warrant is in definitive form.

ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITARY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE WARRANT AGREEMENT REFERRED TO ON THE REVERSE HEREOF.](2)









--------
(2) To be included only if the Warrant is in global form.

No. [     ]                                     Certificate for [     ] Warrants


                      WARRANTS TO PURCHASE COMMON STOCK OF
                          INTERSIL HOLDING CORPORATION


     THIS CERTIFIES THAT [                        ], or its registered assigns,
is the registered holder of the number of Warrants set forth above (the "Warrants"). Each Warrant entitles the holder thereof (the "Holder"), at its option and subject to the provisions contained herein and in the Warrant Agreement referred to below, to purchase from INTERSIL HOLDING CORPORATION, a Delaware corporation ("the Company"), 27.7778 shares of Class A Common Stock, par value of $0.01 per share, of the Company (the "Common Stock") at the per share exercise price of $0.001 (the "Exercise Price"), or by Cashless Exercise referred to below. This Warrant Certificate shall terminate and become void as of the close of business on August 15, 2009 (the "Expiration Date") or upon the exercise hereof as to all the shares of Common Stock subject hereto. The number of shares issuable upon exercise of the Warrants and the Exercise Price per share shall be subject to adjustment from time to time as set forth in the Warrant Agreement.

     This Warrant Certificate is issued under and in accordance with a Warrant Agreement dated as of August 13, 1999 (the "Warrant Agreement"), between the Company and United States Trust Company of New York (the "Warrant Agent", which term includes any successor Warrant Agent under the Warrant Agreement), and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a full statement of the respective rights, limitations of rights, duties and obligations of the Company, the Warrant Agent and the Holders of the Warrants. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Warrant Agreement. A copy of the Warrant Agreement may be obtained for inspection by the Holder hereof upon written request to the Warrant Agent at [ Address ], Attention: Corporate Trust Department.

     Subject to the terms of the Warrant Agreement, the Warrants may be exercised in whole or in part (i) by presentation of this Warrant Certificate with the Election to Purchase attached hereto duly executed and with the simultaneous payment of the Exercise Price in cash (subject to adjustment) to the Warrant Agent for the account of the Company at the office of the Warrant Agent or (ii) by Cashless Exercise. Payment of the Exercise Price in cash shall be made by certified or official bank check payable to the order of the Company or by wire transfer of funds to an account designated by the Company for such purpose. Payment by Cashless Exercise shall be made without the payment of cash by reducing the amount of Class A Common Stock that would be obtainable upon the exercise of a Warrant and payment of the Exercise Price in cash so as to yield a number of shares of Common Stock upon the exercise of such Warrant equal to the product of (1) the number of shares of Class A Common Stock for which such Warrant is exercisable as of the Exercise Date (if the Exercise Price were being paid in cash) and (2) a fraction, the numerator of which is the excess of the Current Market Value per share of Class A Common Stock on the Exercise Date over the Exercise Price per share as of the Exercise Date and the denominator of which is the Current Market Value per share of the Class A Common Stock on the Exercise Date.

     As provided in the Warrant Agreement and subject to the terms and conditions therein set forth, the Warrants shall be exercisable at any time and from time to time on any Business Day after the first anniversary of the Issue Date; provided, however, that Holders of Warrants will be able to exercise their Warrants only if the Common Shelf Registration Statement relating to the Class A Common Stock underlying the Warrants is effective or the exercise of such Warrants is exempt from the registration requirements of the Securities Act of 1933 and such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states or other jurisdictions in which such Holders reside; provided further, however, that no Warrant shall be exercisable after August 15, 2009.

     In the event of a Combination, the Holder hereof will be entitled to receive upon exercise of the Warrants the kind and amount of shares of capital stock or other securities or other property as the Holder would have received had the Holder exercised its Warrants immediately prior to such Combination; provided, however, that in the event that, in connection with such Combination, consideration to holders of Class A Common Stock in exchange for their shares is payable solely in cash or in the event of the dissolution, liquidation or winding-up of the Company, the Holder hereof will be entitled to receive such cash distributions on an equal basis with the holders of Common Stock or other securities issuable upon exercise of the Warrants, as if the Warrants had been exercised immediately prior to such Combination, less the Exercise Price.

     As provided in the Warrant Agreement, the number of shares of Class A Common Stock issuable upon the exercise of the Warrants and the Exercise Price are subject to adjustment upon the happening of certain events.

     The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with the transfer or exchange of the Warrant Certificates pursuant to Section 2.04 of the Warrant Agreement, but not for any exchange or original issuance (not involving a transfer) with respect to temporary Warrant Certificates, the exercise of the Warrants or the Warrant Shares.

     Upon any partial exercise of the Warrants, there shall be countersigned and issued to the Holder hereof a new Warrant Certificate representing those Warrants which were not exercised. This Warrant Certificate may be exchanged at the office of the Warrant Agent by presenting this Warrant Certificate properly endorsed with a request to exchange this Warrant Certificate for other Warrant Certificates evidencing an equal number of Warrants. No fractional Warrant Shares will be issued upon the exercise of the Warrants, but the Company shall pay an amount in cash equal to the Current Market Value per Warrant Share on the day immediately preceding the date the Warrant is exercised, multiplied by the fraction of a Warrant Share that would be issuable on the exercise of any Warrant.

     All shares of Common Stock issuable by the Company upon the exercise of the Warrants shall, upon such issue, be duly and validly issued and fully paid and non-assessable.

     The holder in whose name the Warrant Certificate is registered may be deemed and treated by the Company and the Warrant Agent as the absolute owner of the Warrant Certificate for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by notice to the contrary.

     The Warrants do not entitle any Holder hereof to any of the rights of a stockholder of the Company.

     This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.


                                            INTERSIL HOLDING CORPORATION,

                                            by
                                              --------------------------------
                                              Name:
                                              Title:



                                            by
                                              --------------------------------
                                              Name:
                                              Title:

DATED:


Countersigned:

UNITED STATES TRUST COMPANY OF NEW YORK, as Warrant Agent,

  by
    ----------------------------
        Authorized Signatory

                   FORM OF ELECTION TO PURCHASE WARRANT SHARES
                 (to be executed only upon exercise of Warrants)

                          INTERSIL HOLDING CORPORATION

     The undersigned hereby irrevocably elects to exercise __________________ Warrants to acquire shares of Class A Common Stock, par value $0.01 per share, of INTERSIL HOLDING CORPORATION, at an exercise price per share of Common Stock of $0.001, and otherwise on the terms and conditions specified in the within Warrant Certificate and the Warrant Agreement therein referred to, surrenders this Warrant Certificate and all right, title and interest therein to INTERSIL HOLDING CORPORATION and directs that the shares of Class A Common Stock deliverable upon the exercise of such Warrants be registered or placed in the name and at the address specified below and delivered thereto.

Date:
     --------------------, -------


                                            ----------------------------(3)
                                            (Signature of Owner)


                                            ----------------------------------
                                            (Street Address)


                                            ----------------------------------
                                            (City)    (State)   (Zip Code)

                                             Signature Guaranteed by:

                                             ----------------------------------



-----------
(3) The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by a national bank or trust company or by a member firm of any national securities exchange.

Securities and/or check to be issued to:

Please insert social security or identifying number:

         Name:

         Street Address:

         City, State and Zip Code:

A new Warrant Certificate evidencing any unexercised Warrants evidenced by the within Warrant Certificate is to be issued to:

         Please insert social security or identifying number:

         Name:

         Street Address:

         City, State and Zip Code:

     In connection with any transfer of any of the Warrants evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Warrants and the last date, if any, on which such Warrants were owned by the Company or any Affiliate of the Company, the undersigned certifies that such Warrants are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

         (1)    / /     to the Company; or

         (2)    / /     pursuant to an effective registration statement under
                        the Securities Act of 1933; or

         (3)    / /     outside the United States in an offshore transaction
                        within the meaning of Regulation S under the Securities
                        Act in compliance with Rule 904 under the Securities
                        Act of 1933; or

         (4)    / /     pursuant to Rule 144A under the Securities Act of 1933;
                        or

         (5)    / /     pursuant to another available exemption from
                        registration provided by Rule 144 under the Securities
                        Act of 1933.

     If such transfer is being made pursuant to an offshore transaction in accordance with Rule 904 under the Securities Act, the undersigned further certifies that:

     (i) the offer of the Warrants was not made to a person in the United
  States;

     (ii) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

     (iii) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903 or Rule 904 of Regulation S, as applicable;

     (iv) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;

     (v) we have advised the transferee of the transfer restrictions applicable to the Warrants;

     (vi) if the circumstances set forth in Rule 904(b)(1) under the Securities Act are applicable, either (a) neither we nor any person acting on our behalf knows that the transferee is a U.S. person or (b) we have complied with the additional conditions therein, including (if applicable) sending a confirmation or other notice stating that the Warrants may be offered and sold during the distribution compliance period specified in Rule 903 of Regulation S only in accordance with Regulation S; pursuant to registration of the Warrants under the Securities Act; or pursuant to an available exemption from the registration requirements under the Securities Act; and

     (vii) we have advised the transferee that hedging transactions involving the Units or the Warrants may not be conducted unless in compliance with the Securities Act.

     Unless one of the boxes is checked, the Warrant Agent will refuse to register any of the Warrants evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box
(3) or (4) is checked, the Warrant Agent may require, prior to registering any such transfer of the Warrants, such legal opinions, additional certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.


                                                    ----------------------------
                                                    Signature

Signature Guarantee:

----------------------------                        ----------------------------
Signature must be guaranteed                        Signature

--------------------------------------------------------------------------------

                SCHEDULE OF EXCHANGES OF CERTIFICATED WARRANTS(4)


The following exchanges of a part of this Global Warrant Certificate for definitive Warrants have been made:



                                                        Number of
                          Amount of change              Warrants in
                          in Number of                  this Global
                          Warrants in                   Warrant                     Signature of
                          this Global                   Certificate                 authorized
Date of                   Warrant                       following                   officer of
Exchange                  Certificate                   such change                 Warrant Agent
--------                  ----------------              -----------                 -------------




--------------
(4) To be included only if the Warrant is in global form.